As filed with the Securities and Exchange Commission on October 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vintage Wine Estates, Inc.

(Exact name of registrant as specified in its charter)

Nevada	87-1005902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(877) 289-9463

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick A. Roney

Chief Executive Officer

Vintage Wine Estates, Inc.

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

Telephone: (877) 289-9463

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Profusek

Joel T. May

Jones Day

250 Vesey Street

New York, New York 10281

Telephone: (404) 581-8967

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS – SUBJECT TO COMPLETION

VINTAGE WINE ESTATES, INC.

Up to 37,405,239 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (each a “Selling Stockholder” and collectively, the “Selling Stockholders”) of up to 37,405,239 shares of common stock, consisting of (i) 31,837,181 shares issued in connection with the transactions (as defined herein) that are currently issued and outstanding and (ii) up to 5,568,058 earnout shares (as defined herein) issuable if certain common stock closing price thresholds are met, as further described below under “Prospectus Summary—The Transactions.”

The Selling Stockholders may offer, sell, distribute or otherwise dispose of all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from any such sales of the shares of our common stock. We will bear all costs, expenses and fees in connection with the registration of our common stock. The Selling Stockholders will bear all commissions, discounts and certain other limited expenses, if any, attributable to their respective sales of our common stock.

Our registration of the securities covered by this prospectus does not necessarily mean that the Selling Stockholders will offer or sell any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “VWE.” On October 27, 2022, the last reported sales price of our common stock on Nasdaq was $2.86 per share.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of up to 37,405,239 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the shares of common stock being offered and the terms of the offering.

We will not receive any proceeds from the sale by the Selling Stockholders of the securities offered by them described in this prospectus. A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, including the information incorporated by reference herein, any applicable prospectus supplement or any related free writing prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We and the Selling Stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINED TERMS

As used in this prospectus, unless otherwise noted or the context otherwise requires:

•	“BCAC” means Bespoke Capital Acquisition Corp., a British Columbia corporation and predecessor to VWE;

•	“common stock” means the common stock, no par value per share, of Vintage Wine Estates, Inc., a Nevada corporation;

•	“domestication” means the change of jurisdiction of incorporation of BCAC from the Province of British Columbia to the State of Nevada under Section 92A.270 of the NRS;

•	“earnout period” means the period from June 7, 2021 (the “Closing Date”) until June 7, 2023;

•

“earnout shares” means the up to 5,726,864 shares of common stock (as may be adjusted pursuant to the transaction agreement) that are issuable to former Legacy VWE shareholders if certain common stock closing price thresholds are met during the earnout period, in accordance with the terms and conditions of the transaction agreement;

•	“Exchange Act” means the Securities Exchange Act of 1934;

•

“investor rights agreement” means the investor rights agreement, dated June 7, 2021, among VWE, Sponsor, Patrick A. Roney in his capacity as the Roney Representative, the parties listed as VWE Investors on the signature pages thereto and the party listed as the Fund Investor on the signature page thereto, as amended;

•	“Legacy VWE” means Vintage Wine Estates, Inc., a California corporation;

•	“merger” means the merger of VWE Acquisition Sub Inc. (“merger sub”) with and into Legacy VWE on or prior to the Closing Date;

•	“Nasdaq” means The Nasdaq Stock Market LLC;

•	“NRS” means the Nevada Revised Statutes;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933;

•	“Sponsor” means Bespoke Sponsor Capital LP;

•	“transaction agreement” means the transaction agreement dated February 3, 2021, among BCAC, merger sub, Legacy VWE, the Sponsor, and Darrell D. Swank as the Seller Representative, as amended; and

•	“transactions” means the domestication, the merger and the other transactions contemplated by the transaction agreement;

•	“VWE” means Vintage Wine Estates, Inc., a Nevada corporation (f/k/a Bespoke Capital Acquisition Corp.), and its consolidated subsidiaries; and

•	“Wasatch” means Wasatch Advisors, Inc., together with its affiliated funds.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein that are not statements of historical fact are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those expressed or implied by forward-looking statements.

Forward-looking statements are not assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed or implied by forward-looking statements include those discussed under the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and in our subsequent Quarterly Reports on Form 10-Q or other reports filed with the SEC from time to time.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which such statement is made. We undertake no obligation to publicly revise or update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and incorporated herein by reference. Before you decide to invest in our common stock, you should read this entire prospectus carefully, including “Risk Factors” beginning on page 5, the documents incorporated herein by reference and any applicable prospectus supplement.

Unless the context otherwise requires, references in this prospectus to the “Company,” “VWE,” “Vintage Wine Estates” “we,” “us,” “our” and similar terms refer to Vintage Wine Estates, Inc., a Nevada corporation, and its consolidated subsidiaries.

The Company

Vintage Wine Estates, Inc. is a leading vintner in the United States (“U.S.”), offering a collection of wines produced by award-winning, heritage wineries, popular lifestyle wines, innovative new wine brands, packaging concepts, as well as craft spirits. Our name brands include Layer Cake, Cameron Hughes, Clos Pegase, B.R. Cohn, Firesteed, Bar Dog, Kunde, Cherry Pie and many others. Since our founding over 20 years ago, we have grown organically through wine brand creation and through acquisitions to become the 14th largest wine producer based on cases of wine shipped in California.

Our mission is to maintain an entrepreneurial spirit, stay humble and focus on the customer. We respect the ways people buy wine – at the estate wineries, at retail, in restaurants, on the telephone, on the internet, on television and by mail.

The Transactions

We were formed in 2019 as Bespoke Capital Acquisition Corp. (“BCAC”), a special purpose acquisition company incorporated under the laws of the Province of British Columbia. BCAC was organized for the purpose of effecting an acquisition of one or more businesses or assets by way of a merger, asset acquisition, share purchase, reorganization or other similar business combination involving BCAC.

On February 3, 2021, BCAC, VWE Acquisition Sub Inc., a wholly owned subsidiary of BCAC (“merger sub”), Vintage Wine Estates, Inc., a California corporation (“Legacy VWE”), Bespoke Sponsor Capital LP (the “Sponsor”), and Darrell D. Swank as the Seller Representative entered into a transaction agreement (as amended, the “transaction agreement”). The transactions contemplated by the transaction agreement were consummated and closed on June 7, 2021 (the “Closing Date”).

Pursuant to the transaction agreement, on or prior to the Closing Date: (1) BCAC changed its jurisdiction of incorporation from the Province of British Columbia to the State of Nevada (the “domestication”); (2) merger sub merged with and into Legacy VWE (the “merger”) with Legacy VWE surviving the merger as a wholly owned subsidiary of BCAC; and (3) BCAC changed its name to Vintage Wine Estates, Inc. The domestication, the merger and the other transactions contemplated by the transaction agreement are collectively referred to herein as the “transactions.”

As a result of the domestication, each Class A restricted voting share of BCAC and each Class B share of BCAC (other than those Class B shares surrendered by the Sponsor to BCAC pursuant to the transaction agreement) was converted on a one-to-one basis into a share of common stock. As a result of the merger, each share of Legacy VWE capital stock (other than dissenting shares and shares held by Legacy VWE) was converted into (i) the right to receive the common stock merger consideration and (ii) except in the case of Wasatch, a contingent right to receive, if and when payable, a proportionate number of the earnout shares, all in accordance with the transaction agreement.

Pursuant to the transaction agreement, the former Legacy VWE shareholders (other than Wasatch) are entitled to receive earnout shares if, at any point during the earnout period, the closing price of the common stock on the Nasdaq over any 20 trading days within a consecutive 30-trading day period is:

•	greater than or equal to $15.00 (but below $20.00), in which case 2,863,432 of the earnout shares will be issued (the “First Target Price Earnout Shares”); or

•

greater than or equal to $20.00, in which case, (i) to the extent the First Target Price Earnout Shares have not been issued, all 5,726,864 of the earnout shares will be issued or (ii) to the extent the First Target Price Earnout Shares have previously been issued, the remaining 2,863,432 of the earnout shares will be issued.

In no event will the former Legacy VWE shareholders be entitled to receive more than 5,726,864 earnout shares.

The Investor Rights Agreement

In connection with the consummation of the transactions, the Company, the Selling Stockholders and the other parties thereto entered into the investor rights agreement. The investor rights agreement provides for, among other things, certain voting agreements, resale restrictions and registration rights. The Company has filed the registration statement of which this prospectus forms a part pursuant to the registration rights obligations to the Selling Stockholders under the investor rights agreement.

This prospectus relates to the offer and sale from time to time by the Selling Stockholders of up to 37,405,239 shares of common stock, including up to 5,568,058 earnout shares that may be issued to certain of the Selling Stockholders if the common stock closing price thresholds are met during the earnout period, as further described above under “ —The Transactions.”

Emerging Growth Company

VWE is an “emerging growth company” as defined in Section 2(a) of the Securities Act. The Jumpstart Our Business Startups Act (the “JOBS Act”) permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act and compliance with applicable laws, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer

Protection Act of 2010; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

The mailing address of VWE’s principal executive offices is 937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451 and its telephone number is (877) 289-9463.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Stockholders of up to 37,405,239 shares of the Company’s common stock. VWE is not offering any shares for sale under the registration statement of which this prospectus is a part.

Issuer	Vintage Wine Estates, Inc.

Shares of common stock that may be offered and sold from time to time by the Selling Stockholders named herein	37,405,239, including up to 5,568,058 earnout shares

Shares of common stock outstanding (excluding shares issuable upon exercise of outstanding warrants and options and the earnout shares)	61,691,054 (as of October 15, 2022)

Use of Proceeds	VWE will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders in this offering. See “Use of Proceeds”

Nasdaq Global Market symbol	VWE’s common stock is listed on Nasdaq under the symbol “VWE”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risk factors incorporated by reference in this prospectus and discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of these risks actually occur, it may harm our business, financial condition, liquidity and results of operations. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment.

Additionally, the risks factors incorporated by reference in this prospectus and any prospectus supplement are not the only risks that we face. Additional risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may adversely affect our business.

USE OF PROCEEDS

All of the shares of our common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 37,405,239 shares of common stock, consisting of (i) 31,837,181 shares issued in connection with the transactions that are currently issued and outstanding and (ii) up to 5,568,058 earnout shares that are issuable to certain of the Selling Stockholders if certain common stock closing price thresholds are met during the earnout period pursuant to the transaction agreement.

The Selling Stockholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later may come to hold any of the Selling Stockholders’ interest in our common stock other than through a public sale.

The following table sets forth, as of October 15, 2022, the names of the Selling Stockholders, the aggregate number of shares of common stock owned by them prior to this offering and the aggregate number of shares of common stock that the Selling Stockholders may offer pursuant to this prospectus, which includes their portion of earnout shares issuable if certain common stock closing price thresholds are met, as applicable.

The table below and the accompanying footnotes are based primarily on information provided to us by the Selling Stockholders indicating our common stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Stockholder may have sold or transferred some or all of the common stock indicated below with respect to such Selling Stockholder and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such common stock. For purposes of the following table, we have assumed that the Selling Stockholders will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering. We have based percentage ownership on 61,691,054 shares of common stock outstanding as of October 15, 2022, except under “Number of Shares Owned After Sale of All Shares of Common Stock Offered by this Prospectus” which also gives effect to the issuance of the earnout shares.

Information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Owned Prior to this Offering(1)		Maximum Number of Shares of Common Stock That May Be Sold Pursuant to this Prospectus	Number of Shares Owned After Sale of All Shares of Common Stock Offered by this Prospectus(2)
	Number	%	Number	Number	%
A Kunde and L Kunde GST Exempt GRAT fbo Jeff Kunde	34,699	*	42,946	—	—
A Kunde and L Kunde GST Exempt GRAT fbo Marcia Mickelson	9,114	*	11,280	—	—
A & L Kunde Trust #1	219,072	*	271,141	—	—
A & L Kunde Trust #3	230,569	*	285,371	—	—
Bespoke Sponsor Capital LP(3)	6,000,000	9.7%	6,000,000	—	—
Carole Anne Stewart	771,828	1.3%	955,274	—	—
Charles Sweeney	601,167		758,791	—	—
Jeff & Roberta Kunde Living Trust Dated 6-16-95	131,028	*	162,171	—	—
Jim & Marcia Mickelson Living Trust Dated 4-11-01	138,071	*	170,888	—	—
Linda Butler	139,525	*	172,688	—	—
Marco DiGiulio	244,841	*	303,034	—	—
Marital Trust D under the Leslie G. Rudd Living Trust U/A/D 3/31/1999, as amended	7,600,117	12.3%	9,406,493	—	—
Michell Ruggirello	5,285	*	6,541	—	—
Nell Sweeney	663,187	1.1%	820,811	—	—
Patrick A. Roney and Laura G. Roney Trust(4)	6,516,072	10.6%	8,064,795	—	—
Ron Coleman	372,387	*	460,895	—	—
Sean Roney(5)	423,729	*	524,439	—	—
SLR Non-Exempt Trust UAD 4/21/2018(6)	2,199,863	3.6%	2,722,721	—	—
Sonoma Brands II, L.P.(7)	684,881	1.1%	847,661	—	—
Sonoma Brands II Select, L.P. (7)	39,350	*	48,703	—	—
Sonoma Brands VWE Co-Invest, L.P. (7)	410,715	*	508,332	—	—
TGAM Agribusiness Fund Holdings LP(8)	1,650,000	2.7%	2,042,168	—	—
Wasatch Microcap Fund(9)	2,472,251	4.0%	2,472,251	—	—
Vicki Daigneault	6,185	*	7,655	—	—
Voting Trust FBO Jeff Kunde U/T Kunde Living Trust	133,100	*	164,735	—	—
Voting Trust FBO Marcia Mickelson U/T Kunde Living Trust	140,145	*	173,455	—	—

*	Less than one percent.
(1)

Does not reflect the ownership of any earnout shares, which shares are issuable to certain of the Selling Stockholders if issuable if certain common stock closing price thresholds are met during the earnout period pursuant to the transaction agreement.

(2)	Gives effect to the issuance of 5,726,864 earnout shares.

(3)

Bespoke Sponsor Capital LP (the “Sponsor”) was the sponsor of BCAC prior to the transactions. Bespoke Capital Partners, LLC (“Bespoke”) is the general partner of the Sponsor. Mark W.B. Harms and Robert L. Berner III are the joint managing partners of Bespoke and also serve on the Company’s board of directors (the “VWE Board”). Pursuant to the investor rights agreement, the Sponsor has the right to designate four nominees for election to the VWE Board (the “Sponsor Nominees”) and has a proxy over the shares held by the Specified Investors (as defined in the investor rights agreement) to vote such shares in favor of the election of the Sponsor Nominees.

(4)

Patrick Roney and his wife, Laura Roney, are co-trustees of the Patrick A. Roney and Laura G. Roney Trust. Mr. Roney is the Chief Executive Officer of the Company and also serves on the VWE Board. Pursuant to the investor rights agreement, Mr. Roney, as the Roney Representative (as defined in the investor rights agreement), has the right to designate five nominees for election to the VWE Board (the “Roney Nominees”) and has a proxy over the shares held by the Specified Investors to vote such shares in favor of the election of the Roney Nominees and a proxy over the shares held by the Major Investors to vote such shares on certain other matters.

(5)	Sean Roney is the son of Patrick Roney. Sean Roney provides administrative and general services to VWE, manages VWE’s trademarks and acts as brand manager for the Sabotage brand.
(6)	Patrick Roney, Darrell D. Swank and Steven Kay serve as co-trustees of SLR Non-Exempt Trust UAD 4/21/2018.
(7)

Jonathan Sebastiani, a member of the VWE Board, is the founder of Sonoma Brands. The Company has an agreement with Sonoma Brands Partners II, LLC (“SBP”) whereby SBP provides management consulting, business development and administrative and other support services to the Company. Mr. Sebastiani is the managing partner of SBP.

(8)

AGR Partners, LLC (“AGR”) is the sole member of TGAM Agribusiness Fund GP LLC, which is the general partner of TGAM Agribusiness Fund Holdings LP. Ejnar Knudsen is the co-founder and CEO of AGR and served as a director of Legacy VWE prior to the transactions.

(9)

On February 3, 2021, prior to the execution of the transaction agreement, Wasatch acquired 956,618 shares of Legacy VWE capital stock from former Legacy VWE shareholders for an aggregate price of $28 million, which converted into shares of common stock upon closing of the transactions. In addition, in connection with the transactions, BCAC and Wasatch entered into subscription agreements for the sale and purchase, respectively, of 10.0 million shares of common stock at $10.00 per share at the closing of the transactions for an aggregate amount of $100 million (the “PIPE Investment”). Such PIPE Investment shares were issued and sold to Wasatch on the Closing Date.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Stockholders of up to 37,405,239 shares of common stock, no par value per share. We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders.

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distribution to members, limited partners or stockholders of Selling Stockholders;

•	“at the market” or through market makers or into an existing market for the shares;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, provided that the Selling Stockholders meet the criteria and conform to the requirements of that rule, or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with applicable FINRA rules.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incident to the registration of the shares of common stock to be offered and sold pursuant to this prospectus by the Selling Stockholders. The Company has also agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or the Exchange Act. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of securities. Additionally, in certain underwritten offerings, the Selling Stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares of common stock each is selling in such offering.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The consolidated financial statements of Vintage Wine Estates, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K as of and for the fiscal year ended June 30, 2022 have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Vintage Wine Estates, Inc. as of June 30, 2021, and for the year then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Parsons Behle & Latimer has passed upon certain legal matters for us in connection with the securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC.

Additionally, we make available, free of charge, on our website at ir.vintagewineestates.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or accessible through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The registration statement of which this prospectus is a part incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below, and any future documents that we file with the SEC (excluding any documents or portions thereof that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date hereof:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed on September 13, 2022 (our “2022 Annual Report”);

•	our Current Report on Form 8-K filed with the SEC on September 13, 2022; and

•

the description of our common stock contained in our Form 8-A/A filed on June 7, 2021, as amended by the description of our common stock contained in Exhibit 4.4 to our 2022 Annual Report, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at ir.vintagewineestates.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference therein, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Vintage Wine Estates, Inc.

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

Attention: Corporate Secretary

Telephone: (877) 289-9463

Vintage Wine Estates, Inc.

Secondary Offering of

Up to 37,405,239 Shares of Common Stock

PROSPECTUS

_________________, 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below sets forth the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts of such expenses are estimates, other than the filing fees payable to the SEC.

SEC registration fee	$12,201.29
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and miscellaneous expenses	*

Total	$12,201.29

*

Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be \estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. The Company also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on the Company’s behalf, may also pay amounts for which the Company has granted indemnification to the directors or officers.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the full text of the above discussed sections of the NRS.

The Company’s articles of incorporation and bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that the Company will indemnify its directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. The Company’s articles of incorporation and bylaws also provide that the Company may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit Number	Description

2.1	Transaction Agreement, dated February 3, 2021, among Bespoke Capital Acquisition Corp., VWE Acquisition Sub Inc., Vintage Wine Estates, Inc., a California corporation, Bespoke Sponsor Capital LP, and Darrell D. Swank as the Seller Representative (incorporated by reference to Annex A to the Prospectus forming part of the Company’s Registration Statement on Form S-4/A (Registration No. 333-254260), filed with the SEC on May 3, 2021). †

2.2	Amendment to Transaction Agreement, dated April 19, 2021, among Bespoke Capital Acquisition Corp. and Vintage Wine Estates, Inc. a California corporation (incorporated by reference to Annex A to the Prospectus forming part of the Company’s Registration Statement on Form S-4/A (Registration No. 333-254260), filed with the SEC on May 3, 2021).

4.1	Articles of Incorporation of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on June 11, 2021).

4.2	Bylaws of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Annex C to the Prospectus forming part of the Company’s Registration Statement on Form S-4/A (Registration No. 333-254260), filed with the SEC on June 11, 2021).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on June 11, 2021).

4.4	Investor Rights Agreement, dated June 7, 2021, among Vintage Wine Estates, Inc., a Nevada corporation, Bespoke Sponsor Capital LP, Patrick A. Roney in his capacity as the Roney Representative and the parties listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on June 11, 2021).

4.5	First Amendment to Investor Rights Agreement, dated July 22, 2022, among Vintage Wine Estates, Inc., a Nevada corporation, the parties listed as Major Investors on the signature pages thereto and Patrick A. Roney in his capacity as the Roney Representative.

5.1	Opinion of Parsons Behle & Latimer.

23.1	Consent of Parsons Behle & Latimer (included in Exhibit 5.1).

23.2	Consent of Cherry Bekaert LLP.

23.3	Consent of Moss Adams LLP.

24.1	Power of Attorney (included on the signature page hereto).

107	Filing Fee Table.

†

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Incline Village, State of Nevada, on October 28, 2022.

VINTAGE WINE ESTATES, INC.

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick A. Roney and Kristina Johnston, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick A. Roney	Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2022
Patrick A. Roney

/s/ Kristina Johnston	Chief Financial Officer (Principal Financial and Accounting Officer)	October 28, 2022
Kristina Johnston

/s/ Paul Walsh
Paul Walsh	Executive Chairman	October 28, 2022

/s/ Robert L. Berner III
Robert L. Berner III	Director	October 28, 2022

/s/ Mark W.B. Harms
Mark W.B. Harms	Director	October 28, 2022

/s/ Candice Koederitz
Candice Koederitz	Director	October 28, 2022

/s/ Jon Moramarco
Jon Moramarco	Director	October 28, 2022

/s/ Timothy Proctor
Timothy Proctor	Director	October 28, 2022

/s/ Lisa Schnorr
Lisa Schnorr	Director	October 28, 2022

/s/ Jonathan Sebastiani
Jonathan Sebastiani	Director	October 28, 2022